Exhibit 99.1

COASTAL FINANCIAL CORPORATION ANNOUNCES THIRD QUARTER 2019 RESULTS

Company release: October 28, 2019

Quarter Three 2019 Highlights:

•

Net income totaled $3.5 million for the quarter ended September 30, 2019, or $0.29 per diluted common share, up from $2.6 million, or $0.22 per diluted common share, for the quarter ended September 30, 2018.

•	Total assets were $1.1 billion at September 30, 2019, up 14.5% from $952.1 million at December 31, 2018.
•	Total loans receivable grew at an annualized rate of 18.4% for the nine months ended September 30, 2019 and increased 13.8% from December 31, 2018.
•	Total core deposits grew at an annualized rate of 23.3% for the nine months ended September 30, 2019 and increased 17.5% since December 31, 2018.

Everett, WA – Coastal Financial Corporation (NASDAQ: CCB) (the “Company”), the holding company for Coastal Community Bank (the “Bank”), today reported unaudited financial results for the quarter ended September 30, 2019.  Net income for the third quarter of 2019 was $3.5 million, or $0.29 per diluted common share, compared with net income of $3.3 million, or $0.27 per diluted common share, for the second quarter of 2019.

The Company had net income of $9.6 million for the nine months ended September 30, 2019, or $0.79 per diluted common share, compared to $6.6 million, or $0.66 per diluted common share for the nine months ended September 30, 2018.

Eric Sprink, President and CEO, commented, “We had a strong quarter with earnings of $3.5 million, and loan growth of $28.9 million funded by $62.8 million in core deposit growth. We were extremely pleased to find that we moved into 4th place in deposit market share in Snohomish County at June 30, 2019, up from 5th place as compared to one year ago. Additionally, Sandler O’Neill + Partners recognized the Company as a Sm-All Star Class of 2019. Those that make the list have superior performance metrics in growth, profitability, credit quality, and capital strength. After going public last year, this recognizes the hard work and dedication of our board and staff at all levels.”

Results of Operations

Net interest income was $10.7 million for the quarter ended September 30, 2019, an increase of 5.3% from $10.2 million for the quarter ended June 30, 2019 and an increase of 21.2% from $8.8 million from the quarter ended September 30, 2018.   The increase compared to prior quarter and prior year’s third quarter is related to increased interest income resulting from our continued loan growth and higher loan balances.

Net interest income for the nine months ended September 30, 2019 totaled $30.7 million, an increase of 23.1% compared to $24.9 million for the same period last year. The $5.8 million increase in net interest income over the same period last year was primarily related to loan growth. During the nine months ended September 30, 2019, the average balance of total loans receivable increased by $129.8 million, compared to the same period last year. Increased interest income was partially offset by increased deposit costs from the growth in the balance of our interest bearing deposits of $86.9 million and an increase in the cost of deposits of 26 basis points, compared to the same period last year.

Net interest margin for the quarter ended September 30, 2019 increased five basis points to 4.29% as compared to 4.24% for the quarter ended June 30, 2019 and was 4.13% for the quarter ended September 30, 2018. The increase over the prior quarter was due to growth in interest earning assets.  The increase in net interest margin compared to the prior year is primarily a result of an increase in loans receivable and higher yielding loan balances.

Net interest margin for the nine months ended September 30, 2019 was 4.22% compared to 4.17% for the comparable period last year.  Higher loans receivable, increased average loan yields and increased interest earning deposits in the period ended September 30, 2019 were partially offset by an increase in balances and costs, resulting in a five basis point net increase over the nine-month period ended September 30, 2018.

During the quarter ended September 30, 2019 the average balance of total loans receivable increased by $53.0 million, compared to the quarter ended June 30, 2019, and increased by $148.4 million, compared to the same quarter one year ago. Total loan yield for the quarter ended September 30, 2019 was 5.36%, a decrease of three basis points from 5.39% for the quarter ended June 30, 2019, and a 24 basis point increase from 5.12% for the quarter ended September 30, 2018.

Contractual loan yields approximated 5.24% for the three months ended September 30, 2019, compared to 5.23% for the three months ended June 30, 2019, and 5.02% for the three months ended September 30, 2018. The increase in contractual loan yields, as compared to last year, was from pricing new loans at higher rates.

Deposit costs for the quarter ended September 30, 2019 were 0.64%, a decrease of two basis points from 0.66% for the quarter ended June 30, 2019, and a 20 basis point increase from the quarter ended September 30, 2018.  Market conditions on deposit rates have changed since the Federal Reserve Open Market Committee lowered rates twice in third quarter.

The following table shows the Company’s key performance ratios for the periods indicated.  The table also includes ratios that were adjusted by removing the impact of the previously disclosed atypical wholesale-brokered deposits for the quarters ended June 30, 2019 and March 31, 2019.  The wholesale-brokered deposits normalized in the third quarter, therefore no adjustments were made to the performance ratios for the quarter or nine months ended September 30, 2019.  The adjusted ratios are non-GAAP measures.  For more information about non-GAAP financial measures, see the end of this earnings release.

	Three months ended					Nine months ended
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	September 30, 2019	September 30, 2018

Return on average assets (1)	1.35%	1.31%	1.14%	1.33%	1.18%	1.27%	1.07%
Return on average assets, as adjusted (1,2)	N/A	1.34%	1.20%	N/A	N/A	N/A	N/A
Return on average equity (1)	11.72%	11.45%	10.25%	11.31%	10.59%	11.16%	11.37%
Pre-tax, pre-provision return on average assets (1,3)	1.95%	1.87%	1.66%	1.87%	1.71%	1.83%	1.58%
Yield on earnings assets (1)	4.94%	4.92%	4.82%	4.93%	4.62%	4.89%	4.64%
Yield on loans receivable (1)	5.36%	5.39%	5.40%	5.39%	5.12%	5.38%	5.10%
Loan yield excluding fees (1)	5.24%	5.23%	5.22%	5.15%	5.02%	4.94%
Cost of funds (1)	0.72%	0.74%	0.76%	0.56%	0.53%	0.74%	0.50%
Cost of funds, as adjusted (1,4)	N/A	0.71%	0.61%	N/A	N/A	N/A	N/A
Cost of deposits (1)	0.64%	0.66%	0.68%	0.47%	0.44%	0.66%	0.40%
Cost of deposits, as adjusted (1,5)	N/A	0.63%	0.52%	N/A	N/A	N/A	N/A
Net interest margin (1)	4.29%	4.24%	4.13%	4.43%	4.13%	4.22%	4.17%
Net interest margin, as adjusted (1,6)	N/A	4.38%	4.48%	N/A	N/A	N/A	N/A
Noninterest expense to average assets (1)	2.98%	3.06%	3.12%	3.12%	2.99%	3.05%	3.07%
Noninterest expense to average assets, as adjusted (1,7)	N/A	3.12%	3.37%	N/A	N/A	N/A	N/A
Efficiency ratio	60.46%	62.05%	65.20%	62.54%	63.59%	62.50%	66.09%
Loans receivable to deposits	94.78%	97.39%	81.01%	95.56%	96.08%	94.78%	96.08%
Loans receivable to deposits, as adjusted (8)	N/A	N/A	97.44%	N/A	N/A	N/A	N/A

(1) Annualized calculations shown for quarterly periods presented.

(2) For quarters ended June 30, 2019 and March 31, 2019, adjusted return on average assets is a non-GAAP measure that excludes the temporary impact of holding high rate wholesale deposits on balance sheet. The most directly comparable GAAP measure is return on average assets.

(3) Pre-tax, pre-provision return on average assets is a non-GAAP measure that excludes the impact provision and income tax expense from return on average assets.  The most directly comparable GAAP measure is return on average assets.

(4) For quarters ended June 30, 2019 and March 31, 2019, adjusted cost of funds is a non-GAAP measure that excludes the temporary impact of holding high rate wholesale deposits on balance sheet. The most directly comparable GAAP measure is cost of funds.

(5) For quarters ended June 30, 2019 and March 31, 2019, adjusted cost of deposits is a non-GAAP measure that excludes the temporary impact of holding high rate wholesale deposits on balance sheet. The most directly comparable GAAP measure is cost of deposits.

(6) For quarters ended June 30, 2019 and March 31, 2019, adjusted net interest margin is a non-GAAP measure that excludes the temporary impact of holding high rate wholesale deposits on balance sheet. The most directly comparable GAAP measure is net interest margin.

(7) For quarters ended June 30, 2019 and March 31, 2019, adjusted noninterest expense to average assets is a non-GAAP measure that excludes the temporary impact of holding high rate wholesale deposits on balance sheet. The most directly comparable GAAP measure is noninterest expense to average assets.

(8) For quarter ended March 31, 2019, adjusted loans receivable to deposits is a non-GAAP measure that excludes wholesale-brokered deposits on balance sheet. The most directly comparable GAAP measure is loans receivable to deposits.

Noninterest income was $2.1 million for the third quarter of 2019, a decrease of $44,000 from the second quarter of 2019, and an increase of $542,000 from $1.5 million for the comparable period one year ago.  A $237,000 increase in gain on sale of loans and a realized net gain on sale of securities of $171,000 were offset by $473,000 less in loan referral fees for the quarter ended September 30, 2019 when compared to the quarter ended June 30, 2019, resulting in a $44,000 decrease in noninterest income.  The $542,000 increase over the quarter ended September 30, 2018 was largely due to a $369,000 increase on gain on sale of loans, a $171,000 net gain on sale of securities, a $128,000 increase in fees earned from wholesale banking services and a decrease of $209,000 in loan referral fees.

Noninterest income was $6.2 million for the nine months ended September 30, 2019, compared to $3.9 million for the nine months ended September 30, 2018. The increase is primarily related to increased wholesale banking service fees of $1.0 million and loan referral fee income, which totaled $1.1 million for the nine months ended September 30, 2019, an increase of $653,000 from the same period last year, and is earned when a borrower enters into an interest rate swap agreement with a third party.  Gain on sale of loans also contributed to the increase with $348,000 more in income for the nine months ended September 30, 2019 compared to the nine months ended September 30, 2018.

Total noninterest expense for the current quarter was $7.7 million compared to $7.6 million for the preceding quarter and increased 17.2% from $6.6 million from the comparable period one year ago. Noninterest expense variances for the quarter ended September 30, 2019 as compared to the quarter ended June 30, 2019 include a $442,000 increase in salaries and employee benefits in the current quarter as a result of increases in staffing to support our growth and build our wholesale banking pipeline.  Offsetting this increase was a decrease of $138,000 in Federal Deposit Insurance Corporation (FDIC) assessments, as the FDIC issued a credit to qualifying banks beginning in September 2019 as a result of the FDIC fund ratio being in excess of the required ratio. Legal and professional fees were $123,000 lower than the quarter ended June 30, 2019 largely due to expenses from additional reporting and annual meeting expenses that were incurred in the quarter ended June 30, 2019.  The increased expenses for the current quarter compared to the comparable quarter one year ago were largely due to increases in salary expenses. Full time equivalent employees at September 30, 2019 totaled 192, which was up 2.7% from the prior quarter and increased 9.1% from the quarter ended September 30, 2018. Staffing increases compared to the prior year are due to continued organic growth initiatives, and include increases in sales staff, including hiring new banking teams, staff for the Edmonds location opened in October 2018, and additional back office staffing to support the incremental increases in banking teams, wholesale banking activities and for operation as a public company.  Occupancy expense increased $86,000 over the third quarter of 2019.  Occupancy expense for the quarter ended September 30, 2019 was higher than the quarter ended September 30, 2018 largely as a result of expenses related to the opening of the Edmonds branch as well as increases in rent, implementation of the new lease accounting standard, and increases in depreciation from improvements.

Total noninterest expense for the nine months ended September 30, 2019 was $23.1 million, an increase of $4.0 million or 21.1% compared to the same period last year.  The increase is primarily attributable to $2.4 million in increased salary expense, as discussed above, an increase of $520,000 in legal and professional fees, largely due to expenses related to being a public company, and our wholesale banking activities, and an increase of $383,000 in occupancy expenses related to the addition of our Edmonds branch in October 2018, higher rent expense, implementation of the new lease accounting standard and increases in depreciation.

The provision for income taxes was $65,000 more this quarter compared to the second quarter of 2019, and $245,000 more than the third quarter of 2018, as a result of increased taxable income.  The provision for income taxes was $797,000 more for the nine months ended September 30, 2019 compared to the nine months ended September 30, 2018 as a result of increased taxable income.  The Company uses a federal statutory tax rate of 21% as a basis for calculating provision for income taxes.

Balance Sheet

The Company’s total assets increased $138.0 million, or 14.5%, to $1.1 billion at September 30, 2019 from $952.1 million at December 31, 2018.  The primary cause of the increase was a $104.7 million in increased net loans receivable. Additionally, the Company implemented the new lease accounting standard, which brought operating leases onto the balance sheet on January 1, 2019, and increased assets and liabilities $9.2 million and $9.4 million, respectively, as of September 30, 2019.  Total assets increased 5.7% or $59.0 million from June 30, 2019 due to a $28.2 million increase in loans receivable and $36.6 million increase in interest earning deposits.

Total loans receivable, net of allowance for loan losses, increased $104.7 million, or 13.8%, to $863.2 million at September 30, 2019, from $758.5 million at December 31, 2018 and $128.0 million or 17.4% from $735.2 million at September 30, 2018.  The growth in net loans receivable was due primarily to increases in commercial real estate loans of $62.6 million and $22.9 million in construction, land and land development loans over the quarter ended

December 31, 2018 and an increase of $75.8 million in commercial real estate loans, $24.7 million in construction, land and land development loans and $20.1 million in commercial and industrial loans over the quarter ended September 30, 2018.

The following table summarizes the loan portfolio at the periods indicated.

	As of
	September 30, 2019		December 31, 2018		September 30, 2018
(Dollars in thousands)	Balance	% to Total	Balance	% to Total	Balance	% to Total

Commercial and industrial loans	$105,634	12.1%	$90,390	11.8%	$85,554	11.5%
Real estate:
Construction, land and
land development	86,919	9.9	64,045	8.3	62,222	8.4
Residential	100,818	11.5	94,745	12.3	91,995	12.3
Commercial real estate	578,607	66.1	515,959	67.1	502,782	67.5
Consumer and other	3,720	0.4	3,584	0.5	2,583	0.3
Gross loans receivable	875,698	100.0%	768,723	100.0%	745,136	100.0%
Net deferred origination fees	(1,586)		(824)		(816)
Loans receivable	$874,112		$767,899		$744,320

Total deposits increased $118.6 million, or 14.8%, to $922.2 million at September 30, 2019 from $803.6 million at December 31, 2018.  The increase is largely due to a $121.5 million increase in core deposits.  Included in this increase is approximately $16.0 million in temporary deposits that were brought into the Bank primarily during the third quarter which we believe will exit the Bank during the fourth quarter of 2019.  During the nine months ended September 30, 2019 noninterest bearing deposits increased $55.6 million, NOW and money market accounts increased $66.4 million, savings accounts were static, wholesale-brokered deposits increased $2.8 million and time deposits decreased $5.7 million. Total deposits increased $147.5 million or 19.0% compared to September 30, 2018.

The following table summarizes the deposit portfolio at the periods indicated and breaks out wholesale-brokered deposits.

	As of
	September 30, 2019		December 31, 2018		September 30, 2018
(Dollars in thousands)	Balance	% to Total	Balance	% to Total	Balance	% to Total

Demand, noninterest bearing	$349,087	37.9%	$293,525	36.5%	$285,979	36.9%
NOW and money market	416,315	45.1	349,952	43.6	340,930	44.0
Savings	52,191	5.7	52,572	6.5	49,430	6.4
Total core deposits	817,593	88.7	696,049	86.6	676,339	87.3
Wholesale brokered deposits	13,340	1.4	10,521	1.3	-	0.0
Time deposits less than $250,000	58,369	6.3	62,272	7.8	63,715	8.2
Time deposits $250,000 and over	32,947	3.6	34,772	4.3	34,668	4.5
Total deposits	$922,249	100.0%	$803,614	100.0%	$774,722	100.0%

Total shareholders’ equity increased $11.3 million since December 31, 2018.  The increase in shareholders’ equity was primarily due to $9.6 million in net earnings in the last nine months and a $1.2 million increase in additional other comprehensive income as a result of an increase in the value of our available for sale investment portfolio. During the third quarter of 2019, we sold $30.0 million of longer-term Treasuries (6-year average life) and replaced them with shorter-term Treasuries (less than 1-year average life) and certificates of deposit with one year maturities.  As a result, our exposure to declines in the value of our available for sale investment portfolio has significantly decreased.

Capital Ratios

The Company and the Bank remain well capitalized at September 30, 2019, as summarized in the following table.

Capital Ratios:	Coastal Community Bank	Coastal Financial Corporation	Financial Institution Basel III Regulatory Guidelines

Tier 1 leverage capital	11.54%	12.00%	5.00%
Tier 1 risk-based capital	12.89%	13.40%	8.00%
Common Equity Tier 1 risk-based capital	12.89%	13.02%	6.50%
Total risk-based capital	14.11%	15.70%	10.00%

Asset Quality

The allowance for loan losses was 1.25% of loans receivable at September 30, 2019 compared to 1.23% at December 31, 2018.  Provision for loan losses totaled $637,000 for the current quarter, $547,000 for the preceding quarter, and $508,000 for the same quarter in the prior year. Net charge-offs totaled $192,000 for the quarter ended September 30, 2019, compared to net charge-offs of $19,000 for the quarter ended June 30, 2019 and $63,000 net recoveries for the quarter ended September 30, 2018. Net charge-offs totaled $243,000 for the nine months ended September 30, 2019, compared to $307,000 in net charge-offs for the nine months ended September 30, 2018.

At September 30, 2019 our nonperforming assets were $1.3 million, or 0.12% of total assets, compared to $1.8 million or 0.19% of total assets at December 31, 2018, and $2.5 million, or 0.27% of total assets at September 30, 2018.  There were no repossessed assets or other real estate owned at September 30, 2019.

Our nonperforming loans to loans receivable ratio was 0.15% at September 30, 2019, compared to 0.24% at December 31, 2018.  Commercial and industrial nonaccrual loans totaled $1.2 million at quarter end, and consisted of five lending relationships.  During the third quarter charge-offs totaling $110,000 were recorded on these relationships.  Principal reductions along with the aforementioned charge-offs resulted in an overall decrease in our ratios of nonperforming loans and nonperforming assets to total assets compared to December 31, 2018.

The following table details the Company’s nonperforming assets for the periods indicated.

	As of
	September 30,	December 31,	September 30,
(Dollars in thousands)	2019	2018	2018

Nonaccrual loans:
Commercial and industrial loans	$1,233	$493	$1,170
Real estate:
Construction, land and land development	-	-	-
Residential	67	72	74
Commercial real estate	-	-	-
Commercial real estate - troubled debt restructure	-	1,261	1,277
Consumer and other loans	-	-	-
Total nonaccrual loans	1,300	1,826	2,521
Total accruing loans past due 90 days or more	-	-	-
Total nonperforming loans	1,300	1,826	2,521
Other real estate owned	-	-	-
Repossessed assets	-	-	-
Total nonperforming assets	$1,300	$1,826	$2,521
Troubled debt restructurings, accruing	-	-	-
Total nonperforming loans to loans receivable	0.15%	0.24%	0.34%
Total nonperforming assets to total assets	0.12%	0.19%	0.27%

Credit quality has remained stable throughout 2019 as demonstrated by the low level of charge-offs and declining nonperforming loan balance.

About Coastal Financial

Coastal Financial Corporation (NASDAQ: CCB) (the “Company”), is an Everett, Washington based bank holding company with Coastal Community Bank (the “Bank”), a full-service commercial bank, as its sole wholly-owned banking subsidiary.  The Bank operates through its 14 branches in Snohomish, Island, and King Counties, the Internet and its mobile banking application.  To learn more about Coastal Community Bank visit www.coastalbank.com .

Contact

Eric Sprink, President & Chief Executive Officer, (425) 357-3659

Joel Edwards, Executive Vice President & Chief Financial Officer, (425) 357-3687

Forward-Looking Statements

This earnings release contains forward-looking statements. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. Any statements about our management’s expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. Any or all of the forward-looking statements in this earnings release may turn out to be inaccurate. The inclusion of forward-looking information in this earnings release should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Our actual results could differ materially from those anticipated in such forward-looking statements.

Accordingly, we caution you that any such forward-looking statements are not a guarantee of future performance and that actual results may prove to be materially different from the results expressed or implied by the forward-looking statements due to a number of factors. Such factors include, without limitation, those listed from time to time in reports that the Company files with the Securities and Exchange Commission.  These forward-looking statements are made as of the date of this communication, and the Company does not intend, and assumes no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by law.

COASTAL FINANCIAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Dollars in thousands; unaudited)

ASSETS
	September 30,	June 30,	December 31,
	2019	2019	2018
Cash and due from banks	$22,060	$18,735	$16,315
Interest earning deposits with other banks	131,287	94,735	109,467
Investment securities, available for sale, at fair value	28,319	37,978	36,660
Investment securities, held to maturity, at amortized cost	4,377	4,403	1,262
Other investments	4,405	4,400	3,766
Loans receivable	874,112	845,443	767,899
Allowance for loan losses	(10,888)	(10,443)	(9,407)
Total loans receivable, net	863,224	835,000	758,492
Premises and equipment, net	13,167	12,933	13,167
Operating lease right-of-use assets	9,205	8,922	-
Accrued interest receivable	2,629	2,884	2,526
Bank-owned life insurance, net	6,832	6,783	6,688
Deferred tax asset, net	2,206	2,255	2,518
Other assets	2,349	1,996	1,249
Total assets	$1,090,060	$1,031,024	$952,110

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Deposits	$922,249	$868,144	$803,614
Federal Home Loan Bank (FHLB) advances	20,000	20,000	20,000
Subordinated debt, net	9,975	9,972	9,965
Junior subordinated debentures, net	3,582	3,582	3,581
Deferred compensation	1,000	1,026	1,078
Accrued interest payable	303	298	279
Operating lease liabilities	9,386	9,098	-
Other liabilities	3,143	2,313	4,437
Total liabilities	969,638	914,433	842,954

SHAREHOLDERS’ EQUITY
Common stock	86,866	86,730	86,431
Retained earnings	33,614	30,103	24,021
Accumulated other comprehensive loss, net of tax	(58)	(242)	(1,296)
Total shareholders’ equity	120,422	116,591	109,156
Total liabilities and shareholders’ equity	$1,090,060	$1,031,024	$952,110

COASTAL FINANCIAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per share amounts; unaudited)

	Three months ended
	September 30,	June 30,	September 30,
	2019	2019	2018
INTEREST AND DIVIDEND INCOME
Interest and fees on loans	$11,691	$10,917	$9,262
Interest on interest earning deposits with other banks	486	652	458
Interest on investment securities	168	160	156
Dividends on other investments	10	75	18
Total interest and dividend income	12,355	11,804	9,894
INTEREST EXPENSE
Interest on deposits	1,435	1,420	851
Interest on borrowed funds	193	198	195
Total interest expense	1,628	1,618	1,046
Net interest income	10,727	10,186	8,848
PROVISION FOR LOAN LOSSES	637	547	508
Net interest income after provision for loan losses	10,090	9,639	8,340
NONINTEREST INCOME
Deposit service charges and fees	795	781	800
Wholesale banking service fees	456	502	328
Loan referral fees	-	473	209
Mortgage broker fees	140	111	52
Sublease and lease income	16	10	10
Gain on sales of loans, net	369	132	-
Gain on sales of securities, net	171	-	-
Other	141	123	147
Total noninterest income	2,088	2,132	1,546
NONINTEREST EXPENSE
Salaries and employee benefits	4,971	4,529	4,027
Occupancy	884	930	798
Data processing	509	499	501
Director and staff expenses	241	217	213
Excise taxes	184	180	146
Marketing	98	108	110
Legal and professional fees	170	293	142
Federal Deposit Insurance Corporation (FDIC) assessments	(4)	134	83
Business development	122	96	81
Other	573	657	509
Total noninterest expense	7,748	7,643	6,610
Income before provision for income taxes	4,430	4,128	3,276
PROVISION FOR INCOME TAXES	919	854	674
NET INCOME	$3,511	$3,274	$2,602

Basic earnings per share	$0.30	$0.28	$0.23
Diluted earnings per share	$0.29	$0.27	$0.22
Weighted average number of common shares outstanding:
Basic	11,901,873	11,895,026	11,338,320
Diluted	12,188,507	12,202,197	11,609,978

COASTAL FINANCIAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per share amounts; unaudited)

	Nine months ended
	September 30,	September 30,
	2019	2018
INTEREST AND DIVIDEND INCOME
Interest and fees on loans	$33,027	$26,229
Interest on interest earning deposits with other banks	1,946	949
Interest on investment securities	481	463
Dividends on other investments	99	91
Total interest and dividend income	35,553	27,732
INTEREST EXPENSE
Interest on deposits	4,291	2,209
Interest on borrowed funds	582	594
Total interest expense	4,873	2,803
Net interest income	30,680	24,929
PROVISION FOR LOAN LOSSES	1,724	1,401
Net interest income after provision for loan losses	28,956	23,528
NONINTEREST INCOME
Deposit service charges and fees	2,302	2,258
Wholesale banking service fees	1,404	370
Loan referral fees	1,106	453
Mortgage broker fees	336	158
Sublease and lease income	36	71
Gain on sales of loans, net	490	142
Gain on sales of securities, net	171	-
Other	359	414
Total noninterest income	6,204	3,866
NONINTEREST EXPENSE
Salaries and employee benefits	14,058	11,672
Occupancy	2,808	2,425
Data processing	1,537	1,472
Director and staff expenses	698	493
Excise taxes	529	404
Marketing	300	253
Legal and professional fees	872	352
Federal Deposit Insurance Corporation (FDIC) assessments	205	247
Business development	320	241
Other	1,726	1,472
Total noninterest expense	23,053	19,031
Income before provision for income taxes	12,107	8,363
PROVISION FOR INCOME TAXES	2,514	1,717
NET INCOME	$9,593	$6,646

Basic earnings per share	$0.81	$0.67
Diluted earnings per share	$0.79	$0.66
Weighted average number of common shares outstanding:
Basic	11,893,734	9,956,449
Diluted	12,193,071	10,051,415

COASTAL FINANCIAL CORPORATION

AVERAGE BALANCES, YIELDS, AND RATES – QUARTERLY

(Dollars in thousands; unaudited)

	For the Three Months Ended
	September 30, 2019			June 30, 2019			September 30, 2018
	Average	Interest &	Yield /	Average	Interest &	Yield /	Average	Interest &	Yield /
	Balance	Dividends	Cost (4)	Balance	Dividends	Cost (4)	Balance	Dividends	Cost (4)
Assets
Interest earning assets:
Interest earning deposits	$85,406	$486	2.26%	$106,353	$652	2.46%	$90,301	$458	2.01%
Investment securities (1)	36,974	168	1.80	40,151	160	1.60	39,613	156	1.56
Other Investments	3,621	10	1.10	3,659	75	8.22	3,000	18	2.38
Loans receivable (2)	865,674	11,691	5.36	812,704	10,917	5.39	717,260	9,262	5.12
Total interest earning assets	991,675	12,355	4.94	962,867	11,804	4.92	850,174	9,894	4.62
Noninterest earning assets:
Allowance for loan losses	(10,548)			(10,025)			(8,782)
Other noninterest earning assets	50,842			49,594			37,000
Total assets	$1,031,969			$1,002,436			$878,392

Liabilities and Shareholders’ Equity
Interest bearing liabilities:
Interest bearing deposits	$555,665	$1,435	1.02%	$550,777	$1,420	1.03%	$488,183	$851	0.69%
Subordinated debt, net	9,973	148	5.89	9,970	146	5.87	9,959	148	5.90
Junior subordinated debentures, net	3,582	42	4.65	3,582	43	4.81	3,580	41	4.54
FHLB advances and other borrowings	539	3	2.21	1,542	9	2.34	964	6	2.47
Total interest bearing liabilities	569,759	1,628	1.13	565,871	1,618	1.15	502,686	1,046	0.83
Noninterest bearing deposits	330,553			308,739			274,549
Other liabilities	12,756			13,132			3,650
Total shareholders' equity	118,901			114,694			97,507
Total liabilities and
shareholders' equity	$1,031,969			$1,002,436			$878,392
Net interest income		$10,727			$10,186			$8,848
Interest rate spread			3.81%			3.77%			3.79%
Net interest margin (3)			4.29%			4.24%			4.13%

(1) For presentation in this table, average balances and the corresponding average rates for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.

(2) Includes nonaccrual loans.
(3) Net interest margin represents net interest income divided by the average total interest earning assets.
(4) Yields and costs are annualized.

COASTAL FINANCIAL CORPORATION

AVERAGE BALANCES, YIELDS, AND RATES – YEAR-TO-DATE

(Dollars in thousands; unaudited)

	For the Nine Months Ended
	September 30, 2019			September 30, 2018
	Average	Interest &	Yield /	Average	Interest &	Yield /
	Balance	Dividends	Cost (4)	Balance	Dividends	Cost (4)
Assets
Interest earning assets:
Interest earning deposits	$108,230	$1,946	2.40%	$69,818	$949	1.82%
Investment securities (1)	38,883	481	1.65	39,657	463	1.56
Other Investments	3,479	99	3.80	3,038	91	4.00
Loans receivable (2)	820,560	33,027	5.38	687,165	26,229	5.10
Total interest earning assets	971,152	35,553	4.89	799,678	27,732	4.64
Noninterest earning assets:
Allowance for loan losses	(10,068)			(8,478)
Other noninterest earning assets	49,536			36,960
Total assets	$1,010,620			$828,160

Liabilities and Shareholders’ Equity
Interest bearing liabilities:
Interest bearing deposits	$559,119	$4,291	1.03%	$472,266	$2,209	0.63%
Subordinated debt, net	9,970	439	5.89	9,955	439	5.90
Junior subordinated debentures, net	3,582	129	4.81	3,580	116	4.33
FHLB advances and other borrowings	794	14	2.36	2,577	39	2.02
Total interest bearing liabilities	573,465	4,873	1.14	488,378	2,803	0.77
Noninterest bearing deposits	309,270			258,586
Other liabilities	12,971			3,038
Total shareholders' equity	114,914			78,158
Total liabilities and
shareholders' equity	$1,010,620			$828,160
Net interest income		$30,680			$24,929
Interest rate spread			3.76%			3.87%
Net interest margin (3)			4.22%			4.17%

(1) For presentation in this table, average balances and the corresponding average rates for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.

(2) Includes nonaccrual loans.
(3) Net interest margin represents net interest income divided by the average total interest earning assets.
(4) Yields and costs are annualized.

COASTAL FINANCIAL CORPORATION

QUARTERLY STATISTICS

(Dollars in thousands, except share and per share data; unaudited)

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2019	2019	2019	2018	2018
Income Statement Data:
Interest and dividend income	$12,355	$11,804	$11,394	$11,011	$9,894
Interest expense	1,628	1,618	1,627	1,123	1,046
Net interest income	10,727	10,186	9,767	9,888	8,848
Provision for loan losses	637	547	540	425	508
Net interest income after
provision for loan losses	10,090	9,639	9,227	9,463	8,340
Noninterest income	2,088	2,132	1,984	1,601	1,546
Noninterest expense	7,748	7,643	7,662	7,185	6,610
Net income - pre-tax, pre-provision	5,067	4,675	4,089	4,304	3,784
Provision for income tax	919	854	741	824	674
Net income	3,511	3,274	2,808	3,055	2,602

	As of Period End or for the Three Month Period
	September 30,	June 30,	March 31,	December 31,	September 30,
	2019	2019	2019	2018	2018
Balance Sheet Data:
Cash and cash equivalents	$153,347	$113,470	$257,659	$125,782	$115,508
Investment securities	32,696	42,381	38,217	37,922	37,039
Loans receivable	874,112	845,443	791,072	767,899	744,320
Allowance for loan losses	(10,888)	(10,443)	(9,915)	(9,407)	(9,111)
Total assets	1,090,060	1,031,024	1,116,090	952,110	917,029
Interest bearing deposits	573,162	552,254	680,249	510,089	488,743
Noninterest bearing deposits	349,087	315,890	296,247	293,525	285,979
Core deposits (1)	817,593	754,768	716,623	696,049	676,339
Total deposits	922,249	868,144	976,496	803,614	774,722
Total borrowings	33,557	33,554	13,549	33,546	33,542
Total shareholders’ equity	120,422	116,592	112,365	109,156	105,276

Share and Per Share Data (2):
Earnings per share – basic	$0.30	$0.28	$0.24	$0.26	$0.23
Earnings per share – diluted	$0.29	$0.27	$0.23	$0.25	$0.22
Dividends per share	-	-	-	-	-
Book value per share (3)	$10.11	$9.79	$9.44	$9.18	$8.86
Tangible book value per share (4)	$10.11	$9.79	$9.44	$9.18	$8.86
Weighted avg outstanding shares – basic	11,901,873	11,895,026	11,884,107	11,877,261	11,338,320
Weighted avg outstanding shares – diluted	12,188,507	12,202,197	12,183,234	12,166,250	11,609,978
Shares outstanding at end of period	11,912,115	11,908,185	11,902,715	11,893,203	11,886,473
Stock options outstanding at end of period	786,257	791,267	804,117	688,312	682,190

	As of Period End or for the Three Month Period
	September 30,	June 30,	March 31,	December 31,	September 30,
	2019	2019	2019	2018	2018
Credit Quality Data:
Nonperforming assets to total assets	0.12%	0.16%	0.12%	0.19%	0.27%
Nonperforming assets to loans receivable and OREO	0.15%	0.19%	0.17%	0.24%	0.34%
Nonperforming loans to total loans receivable	0.15%	0.19%	0.17%	0.24%	0.34%
Allowance for loan losses to nonperforming loans	837.5%	633.7%	754.6%	515.2%	361.40%
Allowance for loan losses to total loans receivable	1.25%	1.24%	1.25%	1.23%	1.22%
Gross charge-offs	$196	$22	$34	$134	$6
Gross recoveries	$4	$3	$2	$5	$69
Net charge-offs (recoveries) to average loans (5)	0.09%	0.01%	0.02%	0.07%	(0.03%)

Capital Ratios (6):
Tier 1 leverage capital	12.00%	11.99%	11.57%	12.46%	12.60%
Tier 1 risk-based capital	13.40%	12.99%	13.66%	14.13%	14.17%
Common equity Tier 1 risk-based capital	13.02%	13.37%	13.24%	13.70%	13.72%
Total risk-based capital	15.70%	15.70%	16.06%	16.58%	16.65%

(1) Core deposits are defined as all deposits excluding wholesale-brokered and time deposits.
(2) Share and per share amounts are based on total common shares outstanding, which includes common stock and nonvoting common stock.

(3) We calculate book value per share as total shareholders’ equity at the end of the relevant period divided by the outstanding number of our common shares, which includes common stock and nonvoting common stock, at the end of each period.

(4) Tangible book value per share is a non-GAAP financial measure. We calculate tangible book value per share as total shareholders’ equity at the end of the relevant period, less goodwill and other intangible assets, divided by the outstanding number of our common shares, which includes common stock and nonvoting common stock, at the end of each period. The most directly comparable GAAP financial measure is book value per share. We had no goodwill or other intangible assets as of any of the dates indicated. As a result, tangible book value per share is the same as book value per share as of each of the dates indicated.

(5) Annualized calculations.
(6) Capital ratios are for the Company, Coastal Financial Corporation.

Non-GAAP Financial Measures

This earnings release contains certain non-GAAP financial measures in addition to results presented in accordance with GAAP. These measures include the following:

“Adjusted return on average assets” is a non-GAAP measure that excludes the temporary impact of holding high rate wholesale deposits on balance sheet. The most directly comparable GAAP measure is return on average assets.

“Adjusted cost of funds” is a non-GAAP measure that excludes the temporary impact of holding high rate wholesale deposits on balance sheet. The most directly comparable GAAP measure is cost of funds.

“Adjusted cost of deposits” is a non-GAAP measure that excludes the temporary impact of holding high rate wholesale deposits on balance sheet. The most directly comparable GAAP measure is cost of deposits.

“Adjusted net interest margin” is a non-GAAP measure that excludes the temporary impact of holding high rate wholesale deposits on balance sheet. The most directly comparable GAAP measure is net interest margin.

“Adjusted noninterest expense to average assets” is a non-GAAP measure that excludes the temporary impact of holding high rate wholesale deposits on balance sheet. The most directly comparable GAAP measure is noninterest expense to average assets.

“Adjusted loans receivable to deposits” is a non-GAAP measure that excludes wholesale-brokered deposits on balance sheet. The most directly comparable GAAP measure is loans receivable to deposits.

The Company also presented comparable earnings information using GAAP financial measures. Reconciliations of the GAAP and non-GAAP measures are presented below.

(Dollars in thousands)	June 30, 2019	March 31, 2019
Adjusted return on average assets:
Total average assets	$1,002,436	$997,069
Less: average wholesale-brokered deposits	20,252	74,116
Adjusted total average deposits and borrowings	$982,184	$922,953
Total net income	$3,274	$2,808
Less: fees earned on servicing wholesale-brokered deposits	36	78
Adjusted net income	$3,238	$2,730
Adjusted return on average assets:	1.34%	1.20%
Adjusted cost of funds:
Total average deposits and borrowings	$874,610	$872,979
Less: average wholesale-brokered deposits	20,252	74,116
Adjusted total average deposits and borrowings	$854,358	$798,863
Total interest expense	$1,618	$1,627
Less: interest expense on wholesale-brokered deposits	116	435
Adjusted interest expense	$1,502	$1,192
Adjusted cost of funds:	0.71%	0.61%
Adjusted cost on deposits:
Total average deposits	$859,516	$859,135
Less: average wholesale-brokered deposits	20,252	74,116
Adjusted total average deposits	$839,264	$785,019
Interest expense on deposits	$1,420	$1,436
Less: interest expense on wholesale-brokered deposits	116	435
Adjusted interest expense on interest bearing deposits	$1,304	$1,001
Adjusted cost of deposits:	0.63%	0.52%
Adjusted net interest margin:
Total average interest earning assets	$962,867	$958,547
Less: average wholesale-brokered deposits held in cash	20,252	74,116
Adjusted total average interest earning assets	$942,615	$884,431
Total net interest income	$10,186	$9,767
Less: interest income earned wholesale-brokered deposits held in cash	116	435
Plus: interest expense on wholesale-brokered deposits	116	435
Adjusted net interest income	10,186	9,767
Adjusted net interest margin:	4.38%	4.48%
Adjusted noninterest expense to average assets:
Total average assets	$1,002,436	$997,069
Less: average wholesale-brokered deposits	20,252	74,116
Adjusted total average assets	$982,184	$922,953
Total noninterest expense	$7,643	$7,662
Adjusted noninterest expense to average assets:	3.12%	3.37%